Exhibit 10(a)

GUARANTY

THIS GUARANTY dated as of October 1, 1999, is made by Peoples Energy Corporation, an Illinois corporation ("Guarantor"), in favor of Engage Energy US, L.P., a Delaware limited partnership ("Creditor").

WHEREAS, Creditor and Peoples Energy Services Corporation, an Illinois Corporation ("Debtor"), have entered into and hereafter may enter into contracts, agreements and commitments for the sale, purchase or exchange or natural gas collectively, "Contracts" and singularly, a "Contract"); and

WHEREAS, to induce Creditor to extend or to continue to extend credit to Debtor pursuant to Contracts, Guarantor has agreed to provide to Creditor this Guaranty;

NOW, THEREFORE, in consideration of the premises, Guarantor hereby agrees as follows:

    1.  Guaranty. Subject to the provisions hereof, Guarantor hereby absolutely and unconditionally guarantees the timely payment of all financial obligations which become due and payable by Debtor to Creditor under or in connection with all or any of the Contracts (collectively, "Obligations" and singularly, an "Obligation") such that, if Debtor defaults in the payment of any Obligation, Guarantor shall make such payment or otherwise cause such payment to be made within fifteen business days after Guarantor receives written notice of such default. Notwithstanding the foregoing, (i) the maximum aggregate liability of Guarantor under this Guaranty for all Obligations shall not exceed $20,000,000, and (ii) as to any Obligations which Guarantor is called upon to pay or cause payment to be made, Guarantor reserves to itself the right to assert any and all claims, counterclaims, defenses, setoffs and other rights which Debtor could assert against Creditor with respect to such Obligation, except for those arising out of any of the events described in subsection 3(a) hereof. In addition to Guarantor's liability for the Obligations set forth herein, Guarantor agrees to pay to Creditor such further amounts as shall be sufficient to cover the costs of enforcing this Guaranty (including reasonable fees, expenses and disbursements of counsel). This Guaranty is a guaranty of payment and not of collection.

    2.   Guaranty Absolute. Creditor may, at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing the obligations of Guarantor hereunder:

    (a) Change the manner, place or terms of payment of , or (if applicable) interest rate on, or renew, extend or alter, any or all of the Obligations;

    (b) amend, waive terminate or otherwise modify any Contract or any other document, instrument or agreement relating to any Obligation;

    (c) release Debtor or any other person liable in any manner for payment of any or all of the Obligations;

    (d) exercise or refrain from exercising any rights against Debtor or any other person (including, without limitation, any other guarantor of the Obligations) or otherwise act or refrain from acting or otherwise fail to be diligent; and

    (e) take, substitute, surrender, exchange or release any collateral or other security for any or all of the Obligations.

    3.   Effect of Certain Events. Guarantor agrees that Guarantor's liability hereunder will not be released, reduced or impaired by the occurrence of any of the following events.

    (a) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment or other similar proceeding affecting the status, composition, identity, existence, assets or obligations of Debtor, or the disaffirmance or termination of any of the Obligations or Contracts in or as a result of any such proceeding;

    (b) the renewal, consolidation, extension, modification or amendment from time to time of any Contract or any document, instrument or agreement relating to any Obligation;

    (c) the failure, delay, waiver or refusal by Creditor to exercise, in whole or in part, any right or remedy held by Creditor with respect to any Contract or the Obligations thereunder; or

    (d) the sale, encumbrance, transfer or other modification of the ownership of Debtor or Creditor or any change in the name, identity, business, structure, composition, financial condition or management (including, without limitation, by reason of a merger, dissolution, consolidation or reorganization) of Debtor or Creditor.

    4.   Waivers. Except as otherwise provided in this Guaranty, Guarantor waives:

    (a) notice of acceptance of this Guaranty, of the creation or existence of any Contract or any Obligations thereunder, and of any action by Creditor in reliance hereon or in connection herewith;

    (b) promptness, diligence, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any Obligation; and

    (c) any requirement that suit be brought against, or any other action by Creditor be taken against, Debtor or any other person as a condition to Guarantor's obligations under this Guaranty or as a condition to enforcement of this Guaranty against Guarantor.

    5.   Continuing Guaranty; Termination; Reinstatement. This Guaranty is an absolute and continuing guaranty. Guarantor may terminate this Guaranty by delivering written notice thereof to Creditor at least 30 days prior to the effective date of such termination, and in any event, this Guaranty shall terminate on September 30, 2000. Termination of this Guaranty shall not affect Guarantor's liability with respect to Obligations which have accrued prior to the effective date of such termination. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time, either before or after the termination hereof, payment of the Obligations guaranteed pursuant to this Guaranty, or any part thereof, is rescinded or must otherwise be returned by Creditor upon the insolvency, bankruptcy or reorganization of Debtor Guarantor, all as though such payment had not been made.

    6.   Representations and Warranties. Guarantor represents and warrants to Creditor as follows:

    (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

    (b) The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action on the part of by Guarantor and do not contravene any provision of law or of Guarantor's certificate or articles of incorporation or by laws or any contractual restriction binding on Guarantor or any of its assets.

    (c) All consents, authorizations and approvals of, and registrations and declarations with, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty .

    (d) This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (e) This Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor.

    7.   Covenants. Guarantor agrees that, so long as this Guaranty remains in effect, Guarantor will promptly furnish to Creditor, upon request at any time and from time to time, a copy of Guarantor's most recent annual report on Form 10-K or quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission (the "SEC"); provided however, if Guarantor is not required to file such reports with the SEC, Guarantor agrees to furnish to Creditor audited annual financial statements and unaudited quarterly financial statements respecting Guarantor as Creditor may from time to time reasonably request.

    8.   Miscellaneous.

    (a) Notice. Any notice or other communication given hereunder by either Guarantor or Creditor to the other party ("Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:
(i)	if to Guarantor:
Peoples Energy Corporation
130 East Randolph Drive
Chicago, IL 60601
Attention: Treasurer
Telecopy No.: 312-240-4348

(ii)	if to Creditor:
Engage Energy US, L.P.
Five Greenway Plaza, Suite 1200
Houston, TX 77046
Attention: Credit Risk Department
Telecopy No.: 713-297-1605

    Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. All amounts becoming payable by Guarantor to Creditor under this Guaranty shall be payable at Creditor's offices located at its address for purposes of Notice, or such other place as Creditor may from time to time designate.

    (b) Amendments: Waivers; Remedies. All amendments, waivers, consents or approvals arising pursuant to this Guaranty must be in writing signed by Guarantor and Creditor. No failure on the part of Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver. No right, power or remedy of Creditor under this Guaranty or any Contract shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

    (c) Severability. If any provision of this Guaranty or the application thereof to any party or circumstance shall be invalid or unenforceable, then the remaining provisions or the application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall continue to be valid and enforceable.

    (d) Assignment. Neither Guarantor nor Creditor may assign its rights or obligations under this Guaranty without the other party's prior written consent, which consent may not be unreasonably withheld; provided, however, Creditor may assign its rights hereunder without such consent (but with prior notice thereof to Guarantor) to any party to whom all of the Contracts have been properly assigned in accordance with the terms thereof. Subject to the foregoing, this Guaranty shall be binding on, and shall inure to the benefit of, Guarantor and Creditor and their respective successors and assigns.

    (e) Governing Law. This Guaranty shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

    (f) Headings. The headings of the sections and subsections of this Guaranty are for convenience only, and shall not limit or otherwise affect the meaning hereof.

    (g) Counterparts. Guarantor may sign this Guaranty in any number of counterparts, each of which shall be an original but all of which when taken together shall constitute one and the same instrument.

    (h) Construction of Agreement. Unless the context of this Agreement clearly requires otherwise, (i) pronouns, wherever used herein and of whatever gender, shall include natural persons, corporations, and associations of every kind and character, (ii) the gender of all words used in this Guaranty shall include the masculine, feminine and neuter, (iii) the words "includes" or "including" shall mean "including without limitation", and (iv) the words "hereof", "herein", "hereunder" and similar terms in this Guaranty shall refer to this Guaranty as a whole and not any particular section of subsection in which such words appear.

    (i) Interpretation and Reliance. No presumption will apply in favor of any party hereto in the interpretation of this Guaranty or in the resolution of any ambiguity of any provision hereof.

    (j) Time. TIME IS OF THE ESSENCE IN THIS GUARANTY, AND THE TERMS HEREIN SHALL BE SO CONSTRUED.

    (k) Prior Guaranties. This Guaranty supersedes and replaces all guaranties previously made by Guarantor to Creditor or Creditor's predecessors with respect to Obligations under all or any of the Contracts, including, without limitation, that certain Guaranty dated as of October 1, 1998 made by Guarantor in favor of Creditor.

    IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

PEOPLES ENERGY CORPORATION
By: /s/ William W. Reynolds
William W. Reynolds
Treasurer